UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 4, 2016
(Date of earliest event reported)

CA, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

520 Madison Avenue New York, New York (Address of principal executive offices)	10022 (Zip Code)

(800) 225-5224
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective November 7, 2016, the Board of Directors (the “Board”) of CA, Inc. (the “Company”) promoted Kieran J. McGrath, currently the Company’s Senior Vice President and interim Chief Financial Officer, to Executive Vice President and Chief Financial Officer of the Company.
In connection with the promotion, the Company entered into an Employment Letter with Mr. McGrath on November 4, 2016 (the “Employment Letter”). Under the Employment Letter, Mr. McGrath will receive an annual base salary at a rate of $550,000 for fiscal year 2017, beginning November 7, 2016. In addition, Mr. McGrath will also be eligible to receive: (i) an annual performance cash incentive at a target level for fiscal year 2017 of $550,000; and (ii) long-term incentive awards at a target award level for fiscal year 2017 of $1,500,000, in each case, subject to the terms and conditions of the Company’s annual performance bonus and long-term incentive performance programs and the Company’s 2011 Incentive Plan, and pro-rated based upon the effective date of Mr. McGrath’s promotion. After fiscal year 2017, Mr. McGrath’s annual base salary and the terms of his annual performance cash incentive and long-term incentive awards, including applicable target levels, will be determined by the Compensation and Human Resources Committee of the Board in accordance with its normal review and approval process, except that a reduction in salary would occur only in connection with a proportionate reduction affecting other executive officers.
All other outstanding cash or equity awards will continue to be governed by their terms.
Mr. McGrath’s employment is at-will and may be terminated at any time in accordance with the terms of the Employment Letter. If Mr. McGrath’s employment is terminated by the Company without “cause” or by Mr. McGrath for “good reason” (as each such term is defined in the Company’s Executive Severance Policy), Mr. McGrath will be eligible to receive, subject to his execution of a release of claims in favor of the Company, payments and benefits under the Company’s Executive Severance Policy. In addition, if applicable, Mr. McGrath will be eligible for payments and benefits under the Company’s Change in Control Severance Policy, as well as any payouts due under previous arrangements with the Company in connection with his hire or promotion to interim Chief Financial Officer.
The foregoing summary of the material terms of the Employment Letter is qualified in its entirety by reference to the full text of the Employment Letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Also effective November 7, 2016, the Schedules to the Company’s Change in Control Severance Policy were amended to reflect the promotion described above. A copy of the Schedules, as amended, is attached hereto as Exhibit 10.2.
Item 7.01 Regulation FD Disclosure.
On November 7, 2016, the Company issued a press release announcing the promotion of Mr. McGrath to Executive Vice President and Chief Financial Officer of the Company, effective November 7, 2016. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Letter, dated as of November 4, 2016, between the Company and Kieran J. McGrath.
10.2	Schedules A, B and C (amended effective November 7, 2016) to CA, Inc. Change in Control Severance Policy.
99.1	Press release, dated November 7, 2016, relating to the promotion of Kieran J. McGrath

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, Inc.

Date:	November 7, 2016	By:	/s/ Michael C. Bisignano
Michael C. Bisignano
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Letter, dated as of November 4, 2016, between the Company and Kieran J. McGrath.
10.2	Schedules A, B and C (amended effective November 7, 2016) to CA, Inc. Change in Control Severance Policy.
99.1	Press release, dated November 7, 2016, relating to the promotion of Kieran J. McGrath